                                                                      EXHIBIT 11

                                 VALUJET, INC.
                     COMPUTATION OF EARNINGS PER SHARE(1)

                                            Three Months Ended            Nine Months Ended
                                                September 30,                September 30,
                                        ------------------------------------------------------
                                            1995            1996          1995          1996
                                        ------------------------------------------------------
PRIMARY:
Weighted average common and common
    equivalent shares outstanding
    during the period                     54,494,748     54,690,157    54,053,564    54,646,896

Net effect of dilutive stock options
    and stock warrants - based on the
    treasury stock method                  4,891,898            --      5,350,276            --
                                        -------------------------------------------------------

Total common and common equivalent
    shares                                59,389,646     54,690,157    59,403,840    54,646,157
                                        =======================================================

Net income (loss)                        $22,661,139   $(21,944,824)  $48,591,795  $(20,851,934)
                                        =======================================================

Net income per share                     $      0.38   $      (0.40)  $      0.82  $      (0.38)
                                        =======================================================

FULLY DILUTED:
Weighted average common and common
    equivalent shares outstanding
    during the period                     54,494,748     54,690,157    54,053,564    54,646,896

Net effect of dilutive stock options
    and stock warrants - based on the
    treasury stock method                  4,933,970            --      5,451,004            --
                                        -------------------------------------------------------

Total common and common equivalent
    shares                                59,428,718     54,690,157    59,504,568    54,646,896
                                        =======================================================

Net income                               $22,661,139   $(21,944,824)  $48,591,795  $(20,851,934)
                                        =======================================================

Net income per share                     $      0.38   $      (0.40)  $      0.82  $      (0.38)
                                        =======================================================

(1) Common and common equivalent shares and net income per share have been restated to reflect two two-for-one stock splits payable in the form of stock dividends on April 10, 1995 and November 21, 1995.